UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

BARREL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-201740	47-1963189
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1206-588 Broughton St. Vancouver, BC Canada	V6S 3E3
(Address of principal executive offices)	(Zip Code)

(604) 375-6005

Registrant’s telephone number, including area code

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointments of Harpreet Singh Sangha and Craig Alford. On August 31, 2018, Harpreet Sangha and Craig Alford were appointed to the Board of Directors of Barrel Energy, Inc. (the “Company”). Mr. Sangha was named Chairman of the Board and Mr. Alford was appointed as President of the Company. There are no family relationships between the new officers and directors and the current officers and directors. Gurm Sangha will remain as a Director of the Company as well as the Corporate Secretary.

Mr. Sangha has been a founder, CEO and board member of several public companies and brings 32 years of entrepreneurial, operational and capital market experience to the Company. Currently, Mr. Sangha serves as Chairman of the Board of Black Cactus Global, Inc. (OTC: BLGI) and also as its CFO. Mr. Sangha has been an officer and director of Black Cactus since 2014. In 1986, he started his career as Investment Advisor and gained his affinity for raising capital for numerous startups and early stage public companies. Mr. Sangha departed this position in March 2006 to apply his unique ability of bringing capital to early stage projects and founded Douglas Lake Minerals. In the role of CEO, his leadership in Douglas Lake overcame rigorous operational challenges in the African environment and brought the value of the company to $240 million. He has also served as CEO, Secretary, and director of Sharprock Resources Inc. (OTCBB: SHRK) where he raised capital to explore a preproduction gold project in the Chukotka Region of Russia. He joined Rango Energy, Inc. in 2012 as Chairman of the Board and Chief Executive Officer. Mr. Sangha has established many valuable contacts and relationships with institutional clients worldwide.

Mr. Alford has joined the Company as its President. Mr. Alford has been involved for over 28 years in mineral and oil and gas exploration. Mr. Alford has worked throughout North and South America, several Central Asian Republics, Russia, Australia and Africa. This experience has included independent consulting assignments, and positions within the management of major and junior company exploration companies. Mr. Alford has worked as a consultant for Conoco Philips (COP:NYSE) and Canadian Natural Resources Ltd (CNQ:TSX) within Canada. Mr. Alford holds both a Bachelor of Science (Honours) and a Master of Science in Geology and is a professional geologist registered with the Association of Professional Geoscientists of Ontario (APGO).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARREL ENERGY, INC.

Date: September 5, 2018	By:	/s/ Gurm Sangha
	Name:	Gurm Sangha
	Title:	Secretary

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